EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Reports Strong Second Quarter Results; Provides Full-Year Outlook for First Time

MINNEAPOLIS (August 5, 2004)—NRG Energy, Inc. (NYSE: NRG) today reported earnings of $83 million, or $0.83 per diluted share, for the second quarter ended June 30, 2004. This included $14 million or $0.14 per diluted share related to discontinued operations. Earnings from ongoing operations were $69 million, or $0.69 per diluted share.

“Our strong second quarter performance was attributable to our employees maintaining focus on all phases of asset management: plant operations, managing commercial risk, resolving legacy issues, and continuing to pursue transactions which further reduce our balance sheet debt,” said David Crane, NRG’s President and Chief Executive Officer. “Additionally, continued higher natural gas prices supported higher power prices, which improved margins at our coal facilities and helped to offset the impact of unseasonably mild weather during the quarter.”

Second Quarter Financial Highlights:

•	$282 million in EBITDA;

•	$1.34 billion of liquidity as of June 30; and

•	Asset sales resulting in $97 million of cash proceeds and $94 million in balance sheet debt elimination.

The Company reported $282 million of EBITDA and $233 million of Adjusted EBITDA. Adjusted EBITDA excludes certain unusual or nonrecurring items that are listed in the attached EBITDA reconciliation tables.

Operational Summary

During the quarter, NRG benefited from sustained higher natural gas prices, which led to improved energy revenue margin at NRG’s coal-fired facilities. The Company continued to expand its Powder River Basin (PRB) coal conversion program, aimed at substantially reducing sulfur emissions from NRG’s coal-fired plants in New York and Delaware. NRG plant staff focused on preparing for the high-demand summer season with increased seasonal maintenance schedules and continued efforts to improve operations and efficiencies at its facilities.

During the three months ended June 30, 2004, the Company incurred $5.6 million of one-time costs related to its corporate relocation activities, primarily related to employee severance and termination benefits.

Equity earnings from West Coast Power, a joint venture with Dynegy, were higher than expected due to favorable market conditions, and settlement adjustments. NRG continues to work with Dynegy to secure a replacement contract for the California Department of Water Resources that expires at year-end 2004.

Liquidity and Cash Flow

Liquidity as of June 30, 2004, remains healthy at $1.34 billion as set forth below:

Corporate Liquidity (in millions)	March 31, 2004	June 30, 2004
Unrestricted Cash:
Domestic	665	676
International	169	145
Restricted Cash:
Domestic	90	97
International	52	55

Total Cash	976	973
Letter of Credit Availability	137	118
Revolver Availability	250	250

Total Current Liquidity	$1,363	$1,341

Year-to-date cash flow from operations remains strong at $317 million, while net cash flow generated for the first six months was $270 million.

“We continue to make significant progress in selling our noncore assets and gaining flexibility on our balance sheet,” commented Crane.

During the second quarter, NRG completed sales of noncore assets, resulting in $97 million in cash proceeds and $94 million in balance sheet debt reduction. Additionally during the quarter, NRG executed a purchase and sale agreement for its Batesville facility, which is expected to reduce debt further by $292 million and contribute additional cash proceeds of $27 million. In July, FERC approved the transfer of NRG’s McClain assets to OG&E Electric Services that will result in an additional $157 million reduction in balance sheet debt.

Outlook

NRG expects the high fuel price environment to continue through the remainder of the year, notwithstanding the mild weather this summer. NRG expects reported cash flow from operations to be $513 million and reported EBITDA to be approximately $837 million; adjusted cash flow from operations and adjusted EBITDA for 2004 are expected to be $441 million and $850 million, respectively. This outlook assumes normalized weather conditions for the second half of the year and no unusual or unforeseen events or significant changes in foreign exchange rates.

Beyond 2004, NRG continues to operate in an overbuilt and challenging wholesale power generation market. The recent suggestion of an improvement in values for power generation assets, in our opinion, is more reflective of the influx of money into funds seeking to invest in this sector than in any sustained recovery in wholesale electricity prices.

Earnings Conference Call

On August 5, NRG will host a conference call at 9 a.m. Eastern to discuss these results. To access the live webcast and accompanying slide presentation, log on to NRG’s website at http://www.nrgenergy.com and click on “Investors.” To participate in the call, dial 877.407.8035. International callers should dial 201.689.8035. Participants should dial in or log on approximately five minutes prior to the scheduled start time.

The call will be available for replay shortly after completion of the live event on the “Investors” section of the NRG website.

About NRG

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, foreign exchange rates, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The adjusted EBITDA guidance is an estimate as of today’s date, August 5, 2004 and is based on assumptions believed to be reasonable as of this date. NRG expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

# # #

More information on NRG is available at www.nrgenergy.com

Contacts:

Meredith Moore	Katy Sullivan
Media Relations	Investor Relations
612.373.8892	612.373.8875

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Reorganized	Predecessor	Reorganized	Predecessor
	NRG	Company	NRG	Company
	Three Months		Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
	(In thousands)
Operating Revenues
Revenues from majority-owned operations	$573,674	$441,599	$1,173,992	$936,609

Operating Costs and Expenses
Cost of majority-owned operations	353,750	381,845	735,801	759,432
Depreciation and amortization	53,168	63,768	108,174	122,906
General, administrative and development	45,837	39,147	82,329	87,663
Corporate relocation charges	5,645	—	6,761	—
Reorganization charges	(2,661)	6,334	3,589	6,334
Restructuring and impairment charges	1,676	269,631	1,676	291,767

Total operating costs and expenses	457,415	760,725	938,330	1,268,102

Operating Income/(Loss)	116,259	(319,126)	235,662	(331,493)

Other Income (Expense)
Minority interest in earnings of consolidated subsidiaries	(201)	—	(709)	—
Equity in earnings of unconsolidated affiliates	46,101	46,857	63,814	92,486
Write downs and gains/(losses) on sales of equity method investments	1,205	(132,436)	(533)	(149,027)
Other income, net	8,052	(7,953)	11,708	3,542
Interest expense	(66,225)	(92,087)	(159,371)	(260,761)

Total other expense	(11,068)	(185,619)	(85,091)	(313,760)

Income/(Loss) From Continuing Operations Before Income Taxes	105,191	(504,745)	150,571	(645,253)
Income Tax Expense	36,322	4,305	50,602	37,342

Income/(Loss) From Continuing Operations	68,869	(509,050)	99,969	(682,595)
Income/(Loss) on Discontinued Operations, net of Income Taxes	14,155	(99,351)	13,290	61,562

Net Income/(Loss)	$83,024	$(608,401)	$113,259	$(621,033)

Weighted Average Number of Common Shares Outstanding — Diluted	100,478		100,214
Income From Continuing Operations per Weighted Average Common Share — Diluted	$0.69		$1.00
Income From Discontinued Operations per Weighted Average Common Share — Diluted	0.14		0.13

Net Income per Weighted Average Common Shares — Diluted	$0.83		$1.13

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (REORGANIZED COMPANY)
(Unaudited)

	June 30,	December 31,
	2004	2003
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$820,876	$551,223
Restricted cash	151,673	116,067
Accounts receivable — trade, less allowance for doubtful accounts of $322 and $0	313,649	201,908
Xcel Energy settlement receivable	—	640,000
Current portion of notes receivable — affiliates	1,917	200
Current portion of notes receivable	123,060	65,141
Taxes receivable	14,824	—
Inventory	203,672	194,926
Derivative instruments valuation	11,670	772
Prepayments and other current assets	229,961	222,178
Current deferred income taxes	961	1,850
Current assets — discontinued operations	56,955	119,574

Total current assets	1,929,218	2,113,839

Property, Plant and Equipment
In service	3,935,915	3,885,465
Under construction	104,794	139,171

Total property, plant and equipment	4,040,709	4,024,636
Less accumulated depreciation	(119,487)	(11,800)

Net property, plant and equipment	3,921,222	4,012,836

Other Assets
Equity investments in affiliates	677,684	737,998
Notes receivable, less current portion — affiliates	122,539	130,152
Notes receivable, less current portion	612,118	691,444
Intangible assets, net of accumulated amortization of $34,404 and $5,212	356,068	432,361
Debt issuance costs, net of accumulated amortization of $4,992 and $454	63,038	74,337
Derivative instruments valuation	53,474	59,907
Funded letter of credit	250,000	250,000
Other assets	116,129	123,145
Non-current assets — discontinued operations	451,785	618,968

Total other assets	2,702,835	3,118,312

Total Assets	$8,553,275	$9,244,987

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (REORGANIZED COMPANY)
(Unaudited)

	June 30,	December 31,
	2004	2003
	(In thousands)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$96,385	$801,229
Short-term debt	17,826	19,019
Accounts payable — trade	137,033	158,683
Accounts payable — affiliates	6,372	7,040
Accrued taxes	—	16,095
Accrued property, sales and other taxes	16,136	22,322
Accrued salaries, benefits and related costs	33,072	19,331
Accrued interest	20,038	8,982
Derivative instruments valuation	20,979	429
Creditor pool obligation	25,000	540,000
Other bankruptcy settlement	221,283	220,000
Other current liabilities	113,773	102,861
Current liabilities — discontinued operations	23,121	110,190

Total current liabilities	731,018	2,026,181

Other Liabilities
Long-term debt and capital leases	3,922,417	3,327,782
Deferred income taxes	144,522	149,493
Postretirement and other benefit obligations	110,842	105,946
Derivative instruments valuation	159,567	153,503
Other long-term obligations	473,247	480,938
Noncurrent liabilities — discontinued operations	469,911	558,884

Total non-current liabilities	5,280,506	4,776,546

Total Liabilities	6,011,524	6,802,727

Minority Interest	5,673	5,004
Commitments and Contingencies
Stockholders’ Equity
Serial Preferred Stock; 10,000,000 shares authorized, none issued and outstanding at June 30, 2004 and December 31, 2003	—	—
Common stock; $.01 par value; 500,000,000 shares authorized; 100,006,798 shares at June 30, 2004 and 100,000,000 shares at December 31, 2003 issued and outstanding	1,000	1,000
Additional paid-in capital	2,410,751	2,403,429
Retained earnings	124,284	11,025
Accumulated other comprehensive income	43	21,802

Total stockholders’ equity	2,536,078	2,437,256

Total Liabilities and Stockholders’ Equity	$8,553,275	$9,244,987

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Reorganized	Predecessor
	NRG	Company
	Six Months Ended
	June 30
	2004	2003
(In thousands)
Cash Flows from Operating Activities
Net Income/(loss)	$113,259	$(621,033)
Adjustments to reconcile net income/(loss) to net cash provided (used) by operating activities
Distributions in excess of (less than) equity in earnings of unconsolidated affiliates	4,751	(23,943)
Depreciation and amortization	113,499	145,221
Amortization of debt issuance costs	20,060	11,090
Amortization of debt discount	11,795	—
Deferred income taxes	49,384	36,525
Minority interest	2,089	466
Unrealized (gains)/losses on derivatives	(21,458)	17,796
Asset impairment	1,676	347,913
Write downs and losses on sales of equity method investments	533	148,841
Gain on sale of discontinued operations	(13,012)	(218,536)
Amortization of power contracts and emission credits	34,517	—
Cash provided (used) by changes in certain working capital items, net of acquisition affects	264	179,692

Net Cash Provided by Operating Activities	317,357	24,032

Net Cash Provided by Investing Activities	1,558	27,517

Net Cash Used by Financing Activities	(85,672)	(33,522)

Change in Cash from Discontinued Operations	10,822	24,062
Effect of Exchange Rate Changes on Cash and Cash Equivalents	25,588	(93,163)

Net Increase (Decrease) in Cash and Cash Equivalents	269,653	(51,074)
Cash and Cash Equivalents at Beginning of Period	551,223	360,860

Cash and Cash Equivalents at End of Period	$820,876	$309,786

NRG ENERGY, INC. AND SUBSIDIARIES
Reconciliation of NonGAAP Financial Measures

Adjusted Net Income Reconciliation

The following table summarizes the calculation of adjusted net income and provides a reconciliation to GAAP net income/(loss), including per share amounts:

	Three Months Ended
	Reorganized		Predecessor
	NRG		NRG
	June 30, 2004	Diluted EPS	June 30, 2003
(Dollars in thousand, except per share amounts)
Net Income (Loss)	$83,024	$0.83	$(608,401)
Plus:
(Income) Loss from Discontinued Operations, net of tax	(2,257)	(0.02)	97,285
(Gain) Loss from Discontinued Operations	(11,898)	(0.12)	2,066
Corporate relocation charges, net of tax	3,692	0.04	—
Reorganization items, net of tax	(1,740)	(0.02)	4,206
Restructuring and impairment charges, net of tax	1,096	0.01	179,035
FERC-authorized settlement with Connecticut Light and Power, net of tax	(25,085)	(0.25)	—
Write downs and (gains)/losses on sales of equity method investments, net of tax	(788)	0.01	87,937

Adjusted Net Income	$46,044	$0.46	$(237,872)

EBITDA Reconciliation

The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

	Three Months Ended
	Reorganized NRG	Predecessor NRG
	June 30, 2004	June 30, 2003
	(Dollars in thousands)
Net Income / (Loss)	$83,024	$(608,401)
Plus:
Income Tax Expense	36,322	4,305
Interest expense, excluding amortization of debt issuance costs and debt discount/ (premium) noted below	60,210	88,168
Depreciation and amortization	53,168	63,768
WCP CDWR contract amortization (included in equity in earnings of unconsolidated affiliates)	30,638	—
Amortization of power contracts	8,614	—
Amortization of emission credits	3,648	—
Amortization of debt issuance costs and debt discount/(premium)	6,015	3,919

EBITDA	$281,639	$(448,241)
Plus:
(Income) Loss from Discontinued Operations, net of Income taxes	(2,257)	97,285
(Gain) Loss from Discontinued Operations	(11,898)	2,066
Corporate relocation charges	5,645	—
Reorganization items	(2,661)	6,334
Restructuring and impairment charges	1,676	269,631
FERC-authorized settlement with Connecticut Light and Power	(38,357)	—
Write downs and (gains)/losses on sales of equity method investments	(1,205)	132,436

Adjusted EBITDA	$232,582	$59,511

Forecasted Adjusted EBITDA Reconciliation

The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to forecasted cash flow from operations:

	Reported			Adjusted
$ in millions	Outlook	Adjustment		Outlook
EBITDA	837	13	[1]	850
Interest Payments	(278)	15	[2]	(263)
Income Tax	(36)	—		(36)
Other Cash Used by Operations	(50)	—		(50)
Working Capital Changes	(60)	—		(60)
Xcel Settlement, net	100	(100)		—
Cash Flow from Operations	513	(72)		441

1 Adjustments to EBITDA include a $38.5 million reduction for a settlement with CT Light and Power and increases for the following items: losses on discontinued operations of $2 million, corporate relocation charges of $30 million, reorganization and restructuring charges of $5 million and impairment charges and losses on sales of equity investments of $14 million.

2 Prepayment penalty from debt refinancing.

EBITDA, Adjusted EBITDA and adjusted net income are nonGAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and adjusted net income should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this press release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this presentation.

Similar to Adjusted EBITDA, Adjusted net income represents net income adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this presentation.